REGISTRATION NO. 333-
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                   CELLULAR COMMUNICATIONS INTERNATIONAL, INC.
             (Exact name of Registrant as specified in its charter)

         DELAWARE                                    13-3221852
  (State of incorporation)              (I.R.S. employer identification no.)

                 110 EAST 59TH STREET, NEW YORK, NEW YORK 10022
               (Address of principal executive offices, zip code)

  CELLULAR COMMUNICATIONS INTERNATIONAL, INC. 1991 EMPLOYEE STOCK OPTION PLAN
                            (Full title of the Plan)

                            RICHARD J. LUBASCH, ESQ.
         SENIOR VICE PRESIDENT, GENERAL COUNSEL, TREASURER AND SECRETARY
                   CELLULAR COMMUNICATIONS INTERNATIONAL, INC.
                              110 EAST 59TH STREET
                            NEW YORK, NEW YORK 10022
                                  (212)906-8480
(Name, address and telephone number, including area code, of agent for service)

                                   Copies to:
                             THOMAS H. KENNEDY, ESQ.
                      SKADDEN, ARPS, SLATE, MEAGHER & FLOM
                                919 THIRD AVENUE
                            NEW YORK, NEW YORK 10022
                                  (212)735-2526

                         CALCULATION OF REGISTRATION FEE

==================================================================================================================================
Title of Securities to be               Amount to be           Proposed Maximum            Proposed Maximum       Amount of Regis-
Registered                              Registered             Offering Price              Aggregate Offering     tration Fee (3)
                                                               Per Share(1)(2)             Price (2)
----------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value                 109,500 (4)            $48.8125                    $5,344,969             $1,576.77
$0.01 per share (including
Series A Junior Participating
Preferred Stock Purchase
Rights)(5)
==================================================================================================================================

(1) Estimated pursuant to paragraphs (c) and (h) of Rule 457 under the Securities Act of 1933, as amended (the "Securities Act"), on the basis of the average of the high and low sale prices for a share of Common Stock on the National Association of Securities Dealers, Inc. Automated Quotations/Stock Market on January 20, 1998.

(2)  Estimated solely for the purpose of calculating the registration fee.

(3) The registration fee has been calculated pursuant to Section 6(b) of the Securities Act.

(4) Plus such additional number of shares of Common Stock as may be issuable pursuant to the antidilution provisions of the Cellular Communications International, Inc. 1991 Employee Stock Option Plan.

(5) Prior to the occurrence of certain events, the Series A Junior Participating Preferred Stock Purchase Rights (the "Rights") will not be evidenced separately from the Common Stock. The value attributable to the Rights, if any, is reflected in the value of the Common Stock.

     Pursuant to Instruction E of Form S-8 with respect to the registration of additional securities, the Registration Statement dated December 7, 1992 of the registrant, Cellular Communications International, Inc., a Delaware corporation (the "Company"), filed on Form S-8 (File No. 33-41528), and all exhibits thereto, the Registration Statement dated May 12, 1994 of the Company filed on Form S-8 (File No. 33-78846), and all exhibits thereto, and the Registration Statement dated February 9, 1995 of the Company filed on Form S-8 (File No. 33-89366), and all exhibits thereto, are incorporated by reference in this Registration Statement.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 8.  Exhibits

         5 Opinion of Richard J. Lubasch, Esq. regarding the legality of the securities being registered

         23.1 Consent of Richard J. Lubasch, Esq. (included as part of Exhibit 5)

         23.2     Consent of Ernst & Young LLP

         24       Powers of Attorney










                               Page 2 of 15 Pages

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on this 22nd day of January, 1998.

                                CELLULAR COMMUNICATIONS
                                INTERNATIONAL, INC.


                                By: /s/ Richard J. Lubasch
                                   --------------------------------------
                                   Richard J. Lubasch
                                   Senior Vice President-General Counsel,
                                     Treasurer and Secretary


     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Name                      Title                                 Date


         *                Chairman, President and Chief         January 22, 1998
----------------------      Executive Officer
William B. Ginsberg


         *                Executive Vice President, Chief       January 22, 1998
----------------------      Operating and Financial Officer
J. Barclay Knapp            and Director


         *                Vice President-Controller (Chief      January 22, 1998
----------------------       Accounting Officer)
Gregg Gorelick


                               Page 3 of 15 Pages

         *                Director                              January 22, 1998
----------------------
Sidney R. Knafel


         *                Director                              January 22, 1998
----------------------
Del Mintz


         *                Director                              January 22, 1998
----------------------
Alan J. Patricof


         *                Director                              January 22, 1998
----------------------
Warren Potash



* By: /s/ Richard J. Lubasch
     -----------------------
     Richard J. Lubasch
     Attorney-in-Fact

















                               Page 4 of 15 Pages

                                  EXHIBIT INDEX


Exhibit No.       Description of Exhibit                      Page No.
-----------       ----------------------                      --------

5                 Opinion of Richard J. Lubasch, Esq.            6
                  regarding the legality of the securities being registered

23.1              Consent of Richard J. Lubasch, Esq.
                  (included as part of Exhibit 5)

23.2              Consent of Ernst & Young LLP                   8

24                Powers of Attorney                             9























                               Page 5 of 15 Pages